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                                                                     Exhibit 3.1
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         EXELIXIS PHARMACEUTICALS, INC.

     Exelixis Pharmaceuticals, Inc., a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is Exelixis Pharmaceuticals, Inc. (the "Corporation"). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 15, 1994.

2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Restated Certificate of Incorporation, as heretofore amended or supplemented, of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware pursuant to a resolution adopted by the Board of Directors, and pursuant to written consent of holders of a majority of the outstanding shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of the Corporation, voting together as a single class, holders of a majority of the outstanding shares of Common Stock of the Corporation, voting as a separate class, holders of at least 60% of the outstanding shares of Series A Convertible Preferred Stock of the Corporation, voting as a separate class, holders of a at least 71% of the outstanding shares of Series B Convertible Preferred Stock of the Corporation, voting as a separate class, holders of at least 66 2/3% of the outstanding shares of Series C Convertible Preferred Stock of the Corporation, and holders of at least 66 2/3% of the outstanding shares of Series D Convertible Preferred Stock of the Corporation, voting as a separate class, in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is:

                         EXELIXIS PHARMACEUTICALS, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is eighty-five million five hundred twenty-six thousand eight hundred and nineteen (85,526,819), consisting of fifty million (50,000,000) shares of Common Stock, par value $.001 per share, five hundred twenty-six thousand eight hundred and nineteen (526,819)

                                       1.
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shares of Class B Common Stock, par value $.001 per share and thirty-five million (35,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock") of which (i) five million eight hundred seventeen thousand four hundred sixty four (5,817,464) shares have been designated as Series A Convertible Preferred Stock, par value $.001 per share, (ii) thirteen million (13,000,000) shares have been designated as Series B Convertible Preferred Stock, par value $.001 per share, (iii) seven million eight hundred and seventy-five thousand (7,875,000) shares have been designated as Series C Convertible Preferred Stock, par value $.001 per share, (iv) seven million five hundred thousand (7,500,000) shares have been designated as Series D Convertible Preferred Stock, par value $.001 per share, and (v) eight hundred seven thousand, five hundred thirty six (807,536) shares are shares of undesignated Preferred Stock, par value $.001 per share.

     The following is a statement of the designations, powers, preferences and rights, and qualifications, limitations or restrictions thereof, of the Common Stock, Class B Common Stock, the Preferred Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock. All cross references in this ARTICLE FOURTH refer to other paragraphs, sections or subsections in this ARTICLE FOURTH unless otherwise indicated.

     Preferred Stock. The designations, powers, preferences, rights, qualifications, limitations, restrictions, and the relative, participating, optional or other special rights of each class of stock, and the express grant of authority to the Board of Directors of the Corporation (the "Board of Directors") to fix by Resolution the designations, powers, preferences, rights, qualifications, limitations, restrictions, and the relative, participating, optional or other special rights in respect of each share of Preferred Stock, including the number of shares of any series, which are not fixed by this Restated Certificate of Incorporation, are as follows:

     Subject to other terms and provisions of this Restated Certificate of Incorporation, and in addition to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, the Board of Directors is hereby authorized from time to time to provide by Resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, as amended from time to time, and to determine with respect to each such series, the number of shares in such series, the voting powers, if any (which voting powers if granted may be full or limited), designations, powers, preferences, qualifications, limitations, restrictions and the relative, participating, optional or other special rights, if any, appertaining thereto including, without limiting the generality of the foregoing, the voting rights appertaining to shares of Preferred Stock of any Series (which may be one vote per share or a fraction or multiple of a vote per share, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right

                                       2.
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to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable) and the rights, if any, of holders of Preferred Stock of any series to require the Corporation to redeem such Preferred Stock (including the determination of the price or prices applicable to such redemption, the time or times during which the right to redeem such series shall be applicable and the time or times during which a particular price shall be applicable).

     Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the Resolution or resolutions of the Board of Directors, fixing the voting and other powers, designations, preferences, qualifications, limitations, restrictions and the relative, participating, optional or other special rights, if any, appertaining to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be executed, acknowledged, filed and recorded to the extent and in the manner prescribed by the laws of the State of Delaware.

  Series A Convertible Preferred Stock, Series B Convertible Preferred Stock,

  Series C Convertible Preferred Stock, Series D Convertible Preferred Stock,

                     Common Stock and Class B Common Stock

1.  Liquidation Rights.

(a) Treatment at Liquidation, Dissolution or Winding Up. Except as otherwise provided in Section 1 (b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, distributions to the stockholders of the corporation shall be made in the following manner:

(i) The holders of the Series D Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the Corporation's capital stock, an amount equal to $3.00 per share of the Series D Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series D Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Series D Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of the Series D Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

(ii) Then the holders of the Series C Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the Corporation's capital stock (other than the Series D Convertible Preferred Stock), an amount equal to $2.00 per share of the Series C Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution combination of shares, reclassification or other similar event with respect to the Series C Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Series C Base Liquidation

                                       3.
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      Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of the Series C Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

(iii) Then the holders of Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the Corporation's capital stock (other than the Series D Convertible Preferred Stock and Series C Convertible Preferred Stock), an amount equal to $1.00 per share of the Series B Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series B Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Series B Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of the Series B Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

(iv) Then, the holders of the Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the Corporation's capital stock (other than the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock), an amount equal to $0.70 per share of the Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series A Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Series A Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of the Series A Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

(v) Following payment in full to the holders of the Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock of all amounts distributable to them under Sections l(a)(i), (ii), (iii) and (iv) hereof, respectively, the remaining assets of the Corporation available for distribution to holders of the Corporation's capital stock shall be distributed among the holders of the Common Stock, the Class B Common Stock, Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series B Convertible Preferred Stock, and the Series A Convertible Preferred Stock, each holder of such shares receiving the amount that would have been payable to the holder of such shares had all shares of the Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series B Convertible Preferred Stock, Series A Convertible Preferred Stock and Class B Common Stock been converted into Common Stock pursuant to Section 2 hereof immediately following payment in full to the holders of the Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, the Series B. Convertible Preferred Stock and the Series A Convertible Preferred Stock of all amounts distributable to them under Sections l(a)(i), (ii), (iii) and (iv) hereof, respectively.

                                       4.
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(vi)   If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series D Convertible Preferred Stock of all amounts distributable to them under Section l(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock in accordance with the number of shares of Series D Convertible Preferred Stock held by each of them.

(vii) If after the payment in full to the holders of the Series D Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Convertible Preferred Stock of all amounts distributable to them under Section (ii) hereof, then the remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock in accordance with the number of shares of Series C Convertible Preferred Stock held by each of them.

(viii) If after the payment in full to the holders of the Series D Convertible Preferred Stock and the Series C Convertible Preferred Stock of all amounts distributable to them under Section l(a)(ii) hereof, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series B Convertible Preferred Stock of all amounts distributable to them under Section l(a)(iii) hereof, then the remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock in accordance with the number of shares of Series B Convertible Preferred Stock held by each of them.

(ix) If after the payment in full to the holders of the Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series B Convertible Preferred Stock of all amounts distributable to them under Section l(a)(i), (ii) and (iii) hereof, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Convertible Preferred Stock of all amounts distributable to them under Section l(a)(iv) hereof, then the remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in accordance with the number of shares of Series A Convertible Preferred Stock held by each of them.

(b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1.

(c) Distributions Other Than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation (the "Board of Directors"), provided, however, that if the

                                       5.
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     holders of 25% of the then outstanding shares of Series D Convertible
     Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock voting as a single class (the "Contesting Holders"), notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal to be paid for by the Corporation. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraisers, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association.

2.  Conversion.

2.1 Conversion of Preferred Stock. The holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Series A Convertible Preferred Stock; Conversion Rights and Price. Each share of the Series A Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.70 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series A Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holders of the Series A Convertible Preferred Stock (the "Series A Conversion Price") shall initially be $0.70. Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Convertible Preferred Stock is convertible, as hereinafter provided.

                                       6.
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(b)  Series B Convertible Preferred Stock; Conversion Rights and Price.  Each
     share of the Series B Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Convertible Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1.00 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series B Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holders of the Series B Convertible Preferred Stock (the "Series B Conversion Price") shall initially be $1.00. Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Convertible Preferred Stock is convertible, as hereinafter provided.

(c) Series C Convertible Preferred Stock; Conversion Rights and Price. Each share of the Series C Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Convertible Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.00 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series C Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holders of the Series C Convertible Preferred Stock (the "Series C Conversion Price") shall initially be $2.00. Such initial Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Convertible Preferred Stock is convertible, as hereinafter provided.

(d) Series D Convertible Preferred Stock; Conversion Rights and Price. Each share of the Series D Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series D Convertible Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $3.00 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series D Conversion Price for the purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holders of the Series D Convertible Preferred Stock (the "Series D Conversion Price" and, together with the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, the "Conversion Price") shall initially be $3.00. Such initial Series D Conversion Price shall be subject to adjustment in order to adjust the number of shares of Common Stock into which the Series D Convertible Preferred Stock is convertible, as hereinafter provided.

(e) Mechanics of Conversion. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock are hereinafter collectively referred to as the

                                       7.
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     "Convertible Preferred Stock," and each individually as a "Series." Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of the transfer agent for such Series of Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for the Series. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f)  Automatic Conversion.

(i) Each share of the Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price upon the first to occur of:

(A) The closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $5.00 and with net proceeds to the Corporation of not less than $15,000,000 (hereinafter referred to as a "Qualified Public Offering"); or

(B) The written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series A Convertible Preferred Stock to require such mandatory conversion.

(ii) Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price upon the first to occur of:

(A)   The closing of a Qualified Public Offering; or

(B) The written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series B Convertible Preferred Stock to require such mandatory conversion.

                                       8.

(iii) Each share of Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon the first to occur of:

(A)   The closing of a Qualified Public Offering; or

(B) The written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series C Convertible Preferred Stock to require such mandatory conversion.

(iv) Each share of Series D Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Price upon the first to occur of:

(A)   The closing of a Qualified Public Offering; or

(B) The written election of the holders of not less than sixty-six and two thirds percent (66 2/3%) in voting power of the then outstanding shares of Series D Convertible Preferred Stock to require such mandatory conversion.

(v)   Upon the occurrence of an event or events specified in Section 2.i(e)(i),
      (ii), (iii) or (iv) hereof, all shares of the applicable Series of Convertible Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Convertible Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing such shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, unless such certificate of certificates evidencing such shares of Convertible Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

(vi) Upon the automatic conversion of a Series of Convertible Preferred Stock, each holder of such Series of Convertible Preferred Stock shall surrender the certificate or certificates representing the holder's shares of such Series of Convertible Preferred Stock at the office of the Corporation or of the transfer agent for such Series of Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series of Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of any such Series of Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective and applicable Conversion Price for such Series.

                                       9.

(g)  Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 2.1(g), the following definitions shall apply:

(A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) "Original Issue Date" shall mean, with respect to any series of Convertible Preferred Stock, the date on which such series of Convertible Preferred Stock was first issued.

(C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Convertible Preferred Stock outstanding on the Original Issue Date and Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 2.l(g)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):

(I) Shares of Common Stock issued or issuable upon conversion of shares of Convertible Preferred Stock outstanding on the Original Issue Date; or

(II) Shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; or

(III) Shares of Common Stock issuable pursuant to warrants outstanding as of January 27, 1995 (notwithstanding any subsequent transfer of all or part of such warrants); or

(IV) Shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the Corporation (including, without limitation, in connection with equipment leasing arrangements); or

(V) Shares of Common Stock issued in connection with corporate partnering relationships or joint ventures approved by the Board of Directors; or

(VI) The issuance of 526,819 shares of Class B Common Stock in exchange for 1,600,000 shares of Common Stock and the issuance of Common Stock upon conversion of such Class B Common Stock; or

                                      10.

(VII) The issuance of shares of Common Stock pursuant to the Special Series A Dividend, as defined in Subsection 4(b) hereof.

(ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which a share of a Series of Convertible Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such Series of Convertible Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(A) Options and Convertible Securities. With respect to each Series of Convertible Preferred Stock, in the event the Corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.1(g)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for such Series of Convertible Preferred Stock then in effect on the date of, and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(I) No further adjustment in the Conversion Price of such Series of Convertible Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion exchange of such Convertible Securities;

(II) If such Options or Convertible Securities by their terms provide, with the passage to time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price for such Series of Convertible Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto),and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or rights of conversion or exchange under such Convertible Securities;

                                      11.

(III) Upon the expiration of any such options or rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for such Series of Convertible Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(a) In the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(b) In the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2.1(g)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(IV) No readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price for such Series of Convertible Preferred Stock to an amount which exceeds the lower of (a) the Conversion Price for such Series of Convertible Preferred Stock on the original adjustment date, or (b) the Conversion Price for such Series of Convertible Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(V) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment in the Conversion Price for such Series of Convertible Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price for such Series of Convertible Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price for such Series of Convertible Preferred Stock shall be adjusted pursuant to this Section 2.1 (g)(iii) as of the actual date of their issuance.

                                      12.

(B) Stock Dividends, Stock Distributions and Subdivision. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(a) In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

(b) In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

     If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2.1(g)(iii) as to the time of actual payment of such dividend.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) With respect to each Series of Convertible Preferred Stock, in the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2.1 (g)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2.l(g)(iii)(B), which event is dealt with in Section 2.l(g)(vi) hereof), without consideration or for a consideration per share less than the Conversion Price in effect for such Series of Convertible Preferred Stock immediately prior to such issue, then and in such event, such Conversion Price for such Series of Convertible Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price for such Series of Convertible Preferred Stock by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued or deemed to be issued would purchase at such Conversion Price for such Series of Convertible Preferred Stock, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

(B) For the purposes of Section 2.1(g)(iv)(A) hereof, (i) all shares of Common Stock issuable upon conversion of shares of the then outstanding shares of Convertible Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to

                                      13.

     any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2.1 (g)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

(C) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2.1(g)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of this Section 2.1(g), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)  Cash and Property.  Such consideration shall:

(I) Insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) In the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.1(g)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                      14.

(vi) Adjustments for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to
     Section 2.1(g)(iii)(B) in a stock dividend, stock distribution or subdivision, the applicable Conversion Price for each Series of Convertible Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

(B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for each Series of Convertible Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.2 Conversion of Class B Common Stock. The holders of Class B Common Stock shall have the following conversion rights:

(a) Right to Convert; Conversion Ratio. Each share of Class B Common Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock pursuant to a ratio (the "Conversion Ratio") equal to one (1) share of Common Stock for each share of Class B Common Stock, subject, in each case, to adjustment as hereinafter provided.

(b) Mechanics of Conversion. Before any holder of Class B Common Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. No fractional shares of Common Stock shall be issued upon conversion of Class B Common Stock. In lieu of any fractional share of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                      15.

(c) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time effects a subdivision of the outstanding Common Stock, the Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this subsection (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Ratio then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this subsection (d) as of the time of actual payment of such dividends or distributions.

(e) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Class B Common Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Class B Common Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Class B Common Stock.

(f) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time, the Common Stock issuable upon the conversion of the Class B Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2.2), then and in any such event each holder of Class B Common Stock shall have the right thereafter to convert such stock

                                      16.

     into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Class B Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(g) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
     Section 2.2), or a merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Class B Common Stock shall thereafter be entitled to receive upon conversion of the Class B Common Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.2 with respect to the rights of the holders of the Class B Common Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this
     Section 2.2 (including adjustment of the Conversion Ratio than in effect and the number of shares purchasable upon conversion of the Class B Common Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

(h) Antidilution Protection for Class B Common Stock. If after issuance of the Class B Common Stock and prior to the conversion of the Class B Common Stock into Common Stock, the Company issues any shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock or Convertible Securities (other than Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock Series, D Convertible Preferred Stock or Convertible Securities issued pursuant to the events described in Sections 2.2(c), (d),
     (e), (f) or (g)), then the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect immediately prior to such issuance by a fraction, (I) the numerator of which shall equal the hypothetical total number of shares of Common Stock that could be issued and outstanding immediately after the issuance by the Company, assuming all the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, D Convertible Preferred Stock and Convertible Securities are hypothetically converted into or exchanged for shares of Common Stock, and (II) the denominator of which shall equal the hypothetical total number of shares of Common Stock that could be issued and outstanding immediately prior to the issuance by the Company, assuming all Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, D Convertible Preferred Stock and Convertible Securities are hypothetically converted into or exchanged for shares of Common Stock. Notwithstanding the foregoing, in no event shall the Conversion Ratio exceed 3.0371 (or, if there have been adjustments to the Conversion Ratio pursuant to Sections 2.2(c)-(g), to an amount equal to 3.0371 adjusted as provided for in such sections).

                                      17.

(i)  Automatic Conversion.

(i) Each share of Class B Common Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Ratio upon:

(A)  The closing of a Qualified Public Offering; or

(B) The increase of the Conversion Ratio pursuant to Section 2.2(h) to 3.0371 (or, if there have been adjustments to the Conversion Ratio pursuant to Sections 2.2(c)-(g), to an amount equal to 3.0371 adjusted as provided for in such sections).

(ii) Upon the occurrence of an event specified in paragraph (i)(i) hereof, all shares of Class B Common Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Class B Common Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Class B Common Stock being converted are ether delivered to the Corporation or the transfer agent of the Class B Common Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

2.3 No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Convertible Preferred Stock and Class B Common Stock against impairment.

2.4 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Ratio pursuant to this
Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of the Convertible Preferred Stock or Class B Common Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Convertible Preferred Stock or Class B Common Stock, as the case may be, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Conversion Price or Conversion Ratio at the time in effect and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon conversion of each share of Convertible Preferred Stock or Class B Common Stock.

                                      18.

2.5 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters), or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock and Class B Common Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

2.6 Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Convertible Preferred Stock and Class B Common Stock.

2.7 Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Convertible Preferred Stock or Class B Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Convertible Preferred Stock or Class B Common Stock.

2.8 Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion or transfer of such Convertible Preferred Stock.

3.  Voting Rights.

(a) Except as otherwise required by law or by the provisions establishing any other series of Preferred Stock, the holders of the Convertible Preferred Stock and the holders of Common Stock and Class B Common Stock and of all classes and series of Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis:

(i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

(ii) Holders of Class B Common Stock and Convertible Preferred Stock shall have that number of votes per share of Class B Common Stock or Convertible Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Class B Common Stock or Convertible Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

(b) In addition to any rights which may be available under the Corporation's by-laws or otherwise under law the holders of not less than ten percent (10%) of any Series of Convertible Preferred Stock shall be entitled to call meetings of the stockholders of the Corporation. Within five (5) business days of written application by the holders of not less than ten percent (10%) of any Series of Convertible Preferred Stock, the President or Secretary, or such other officer of the Corporation as may be authorized in the by-laws of the Secretary, or

                                      19.

     such other officer of the Corporation as may be authorized in the by-laws of the Corporation to give notice of meetings of stockholders of the Corporation, shall notify each stockholder of the Corporation entitled to such notice of the date time, place and purpose of such meeting. No meeting of stockholders called pursuant to this Section 3(b) shall take place no more than ten (10) days after the date notice of such meeting is given, except as required by law.

4.  Dividend Rights.

(a) Dividends on Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

(b) Dividends on Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. The holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock unless the holders of the Series D Convertible Preferred Stock shall have first received, or the Corporation shall simultaneously declare and pay, an equal dividend on each outstanding share of Series D Convertible Preferred Stock (as calculated by assuming the conversion of all shares of Series D Convertible Preferred stock into shares of Common Stock pursuant to Section 2 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

(c) Dividends on Series A Convertible Preferred Stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided, however, that with the exception of the declaration and payment of the Special Series A Dividend (as defined below) no dividend shall be declared or paid on the Series A Convertible Preferred Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (as calculated by assuming the conversion of all shares of Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock into shares of Common Stock pursuant to the provisions of Section 2 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

(d) Special Dividend. Notwithstanding any other provision of this Certificate of Incorporation, there shall have accrued on each share of Series A Convertible Preferred Stock outstanding on March 27, 1996 a dividend of one twentieth (1/20th) of one share of Common Stock (the "Special Series A Dividend"). The Special Series A Dividend shall only be payable to holders of Series A Convertible Preferred Stock immediately prior to the consummation on or before March 31, 2000 of either (i) the consolidation, merger, liquidation or sale of all or substantially all the assets of the Company in which the fair market value of the consideration received shall equal or exceed the Per Share Threshold Amount (as defined below) per share of the Common Stock (calculated on a fully diluted basis and assuming the conversion of all shares of outstanding Convertible Preferred Stock into shares of Common Stock pursuant

                                      20.

     to the provisions of Section 2 of this ARTICLE FOURTH and also assuming the payment of the Special Series A Dividend) or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share not less than the Per Share Threshold Amount (as defined below). The term "Per Share Threshold Amount" shall mean initially $3.00, and shall be proportionately adjusted to account for any change in the Series B Conversion Price.

(e) Dividends on Common Stock and Class B Common Stock. The holders of the Common Stock and the Class B Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided, however, that no dividend shall be declared or paid on the Common Stock or Class B Common Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock (as calculated by assuming the conversion of all shares of Class B Common Stock, Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock into shares of Common Stock pursuant to the provisions of Section 2 of this ARTICLE FOURTH immediately prior to the payment of such dividend.)

5.  Covenants.

(a) Series A Convertible Preferred Stock. So long as at least fifteen percent (15%) of the number of shares of Series A Convertible Preferred Stock outstanding on March 27, 1996 shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of the outstanding shares of Series A Convertible Preferred Stock required by Section 5(e) hereof and having obtained the affirmative vote or written consent of the holders of not less than sixty percent (60%) in voting power of such outstanding shares of Series A Convertible Preferred Stock.

(i) Amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or by-laws, whether or not such action would alter or change the preferences, rights, privileges of powers of, or the restrictions provided for the benefit of, the Series A Convertible Preferred Stock;

(ii) Reclassify any Common Stock or Series A Convertible Preferred Stock into shares that have any preference or priority to, or are on a parity with, the Series A Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation;

(iii) Create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of the capital stock of the Corporation which has any preference or priority to, or is on a parity with, the Series A Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation, or has effectively more voting power per share;

                                      21.

(iv) Pay or declare any dividend or distribution on any shares of Common Stock or Series A Convertible Preferred Stock; or

(v) Take or permit to be taken any actions that would result in any holder of Series A Convertible Preferred Stock being required to recognize taxable income under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provisions thereto).

(b) Series B Convertible Preferred Stock. So long as at least 1,950,000 shares of the Series B Convertible Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of the outstanding shares of Series B Convertible Preferred Stock required by Section 5(e) hereof and having obtained the affirmative vote or written consent of the holders of not less than seventy-one percent (71%) in voting power of such outstanding shares of the Series B Convertible Preferred Stock;

(i) Amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or by-laws, whether or not such action would alter or change the preferences, rights, privileges of powers of, or the restrictions provided for the benefit of, the Series B Convertible Preferred Stock;

(ii) Amend, alter or repeal the preferences, special rights or other powers of the Series B Convertible Preferred Stock, or otherwise amend, alter or repeal any provision of the Corporation's Certificate of Incorporation, in either such case, which would affect the Series B Convertible Preferred Stock;

(iii) Reclassify any Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock into shares that have any preference or priority to, or are on a parity with, the Series B Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation;

(iv) Create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of the capital stock of the Corporation which has any preference or priority to, or is on a parity with, the Series A Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation, or has effectively more voting power per share;

(v) Pay or declare any dividend or distribution on any shares of the capital stock of the Corporation; or

(vi) Take or permit to be taken any actions that would result in any holder of Series B Convertible Preferred Stock being required to recognize taxable income under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provisions thereto).

(c) Series C Convertible Preferred Stock. So long as at least 1,200,000 shares of Series C Convertible Preferred Stock shall be outstanding, the Corporation

                                      22.

     shall not, without first having provided the written notice of such proposed action to each holder of the outstanding shares of Series C Convertible Preferred Stock required by Section 5(e) hereof and having obtained the affirmative vote or written consent of the holders of not less than 66 2/3% in voting power of such outstanding shares of Series C Convertible Preferred Stock:

(i) Amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or by-laws, whether or not such action would alter or change the preferences, rights, privileges of powers of, or the restrictions provided for the benefit of, the Series C Convertible Preferred Stock;

(ii) Amend, alter or repeal the preferences, special rights or other powers of the Series C Convertible Preferred Stock, or otherwise amend, alter or repeal any provision of the Corporation's Certificate of Incorporation, in either such case, which would affect the Series C Convertible Preferred Stock;

(iii) Reclassify any Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock into shares that have any preference or priority to, or are on a parity with, the Series C Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation;

(iv) Create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of the capital stock of the Corporation which has any preference or priority to, or is on a parity with, the Series C Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation, or has effectively more voting power per share;

(v) Pay or declare any dividend or distribution on any shares of the capital stock of the Corporation, or

(vi) Take or permit to be taken any actions that would result in any holder of Series C Convertible Preferred Stock being required to recognize taxable income under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provisions thereto).

(d) Series D Convertible Preferred Stock. So long as at least 250,000 shares of Series D Convertible Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of the outstanding shares of Series D Convertible Preferred Stock required by Section 5(f) hereof and having obtained the affirmative vote or written consent of the holders of not less than 66 2/3% in voting power of such outstanding shares of Series D Convertible Preferred Stock:

(i) Amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or by-laws, if such action would adversely affect the preferences, rights, privileges of powers of, or the restrictions provided for the benefit of, the Series D Convertible Preferred Stock in a manner different from the Series A

                                      23.

      Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock;

(ii) Amend, alter or repeal any preferences, special rights or other powers of the Series D Convertible Preferred;

(iii) Reclassify any Common Stock into shares that have any preference or priority to the Series D Convertible Preferred Stock with respect to the payment of dividends or the liquidation or other distribution of assets of the Corporation;

(iv) Create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of the capital stock of the Corporation which has any preference or priority to the Series D Convertible Preferred Stock with respect to the payment of dividends or upon the liquidation or other distribution of assets of the Corporation; or

(v) Take any action, which materially adversely affects the rights, preferences or privileges of the Series D Convertible Preferred Stock with respect to voting, the payment of dividends or the liquidation or distribution of assets of the Corporation;

(e) So long as at least fifteen percent (15%) of the aggregate number of shares of all Convertible Preferred Stock shall be outstanding, the Corporation shall not without first having provided the written notice of such proposed action to each holder of outstanding shares of the Convertible Preferred Stock required by Section 5(f) hereof and having obtained the affirmative vote or written consent of the holders of not less than 80% in voting power of such outstanding shares of Convertible Preferred Stock;

(i) Effect (A) any liquidation, dissolution or winding up of the Corporation or any of its subsidiaries, (B) any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all of the assets of the Corporation, or (c) any consolidation or merger of the Corporation with or into any other entity; or

(ii)  Change the size or election procedures of the Board of Directors; or

(iii) Apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of the capital stock of the Corporation except (i) as set forth in Section 6 of this ARTICLE FOURTH, or (ii) from officers, employees or directors of, or consultants to, the Corporation upon termination of their status as such pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors.

(f) Notwithstanding any other provision of this Certificate of Incorporation or the Corporation's by-laws to the contrary, notice of any action specified in Section 5(a), (b), (c), (d) or (e) hereof shall be given by the Corporation to each holder of shares of the Convertible Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the Corporation, at least thirty (30)

                                      24.

     days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least thirty (30) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of the Convertible Preferred Stock may waive any notice required by this Section 5(f) by a written document indicating such waiver.

6. Redemption. The shares of each Series of Convertible Preferred Stock shall be redeemed as follows:

(a) Mandatory Redemption. On March 31, in the case of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and March 15, in the case of the Series D Convertible Preferred Stock, in each of the years 2002, 2003 and 2004 (each a "Redemption Date"), each holder of a Series of Convertible Preferred Stock shall have the right to require the Corporation to redeem up to the number of shares of such Series of Convertible Preferred Stock then held by such holder multiplied by a fraction, the numerator of which shall be one
     (1) and the denominator of which shall be three (3) on the first of such Redemption Dates, and reduced by one (1) on each successive Redemption Date. Each share of Series D Convertible Preferred Stock shall be redeemed at a per share price of $3.00, plus an amount equal to all declared but unpaid dividends on such shares up to and including the date such shares are redeemed (the "Series D Redemption Price"). Each share of Series C Convertible Preferred stock shall be redeemed at a per share price of $2.00, plus an amount equal to all declared but unpaid dividends on such shares up to and including the date such shares are redeemed (the "Series C Redemption Price"). Each share of Series B Convertible Preferred Stock shall be redeemed at a per share price of $1.00, plus an amount equal to all declared but unpaid dividends on such shares up to and including the date such shares are redeemed (the "Series B Redemption Price"). Each share of Series A Convertible Preferred Stock shall be redeemed at a per share price of $.70, plus an amount equal to all declared but unpaid dividends on such shares up to and including the date such shares are redeemed (the "Series A Redemption Price," and each of the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price and Series A Redemption Price are hereinafter individually referred to as a "Redemption Price").

(b) Payment of Redemption Price. On each Redemption Date, the Corporation will pay to the holders of each Series of Convertible Preferred Stock that have, on or before such Redemption Date, requested redemption of shares of Convertible Preferred Stock on such Redemption Date an amount equal to the applicable Redemption Price for such Series with respect to each of the shares of Convertible Preferred Stock to be redeemed on such date. If on a Redemption Date the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem all of the shares of the Convertible Preferred Stock that are to be redeemed on such date, those funds which are legally available will be used to redeem, at the applicable Redemption Price for each such Series, the maximum possible number of shares of Convertible Preferred Stock on a pro rata basis among the holders thereof, based on the aggregate Redemption Price of shares each such holder requests to be redeemed. At any time thereafter when additional funds of the corporate become legally available for the redemption of Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares of Convertible Preferred Stock which the Corporation has become obligated to redeem but which it has not so redeemed. In addition, any

                                      25.

     redemption of Convertible Preferred Stock shall be made out of any surplus or any capital whether or not a reduction of capital is thereby involved, and to the extend provided by law, the Corporation shall take all necessary action to effect a reduction of capital if such reduction is necessary to provide funds legally available for any required redemption of Convertible Preferred Stock.

(c) Equitable Adjustment. The Redemption Price for each Series of Convertible Preferred Stock set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock.

(d) Surrender of Certificates. Not less than 60 days before each Redemption Date, the Corporation shall mail written notice ("Redemption Notice"), postage prepaid, to each holder of record of Convertible Preferred stock at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the Convertible Preferred Stock as provided in Section 6 of this ARTICLE FOURTH. The Redemption Notice shall contain the following information:

(i) The number of shares of each Series of Convertible Preferred Stock held by the holder which are eligible to be redeemed by the Corporation on such Redemption Date pursuant to the provisions of Sections 6(a) and (b) of this ARTICLE FOURTH;

(ii)  The Redemption Date for the shares to be redeemed; and

(iii) The address at which the holder may surrender to the Corporation its certificate or certificates representing shares of any Series of Convertible Preferred Stock to be redeemed.

     Each holder of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or prior to the Redemption Date designated in the Redemption Notice, and thereupon an amount equal to the applicable Redemption Price for such Series of Convertible Preferred Stock shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired.

(e) Dividends and Conversion after Redemption. From and after the date of which the Corporation shall have paid in full the Redemption Price with respect to any shares of Convertible Preferred Stock, such shares of Convertible Preferred Stock thereby redeemed shall not be entitled to any further dividends or to the conversion provisions set forth in Section 2 of this ARTICLE FOURTH.

7. No Reissuance of Convertible Preferred Stock. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

                                      26.

8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock shall be vested in the Common Stock.

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: For the management of the business and the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, by the State of Delaware, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot except as and to the extent provided in the By-Laws.

B. After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of
Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

C. The books of the Corporation (subject to any provision contained in the statutes of the State of Delaware) may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      27.

     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article.

                                      28.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware, has been executed by its Secretary this 25th day of January, 1999.

                                 EXELIXIS PHARMACEUTICALS, INC.

                                 /s/ William Waddill

                                 William Waddill
                                 Secretary

                                      29.